UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2023
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 402-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLFS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On October 19, 2023, the BioLife Solutions, Inc. (the “Company”) issued a press release announcing its preliminary unaudited revenue for the quarter ended September 30, 2023, updated guidance for the 2023 fiscal year and the management changes described in Item 5.02 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Rice as Chief Executive Officer and Chairman

On October 19, 2023, Michael Rice, the Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of the Company, resigned his positions as Chairman of the Board and Chief Executive Officer of the Company, effective immediately. Mr. Rice’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Rice’s resignation, the Company and Mr. Rice entered into a Separation, Release of Claims and Consulting Agreement (the “Rice Consulting Agreement”) on October 19, 2023 (the “Separation Date”), pursuant to which Mr. Rice will serve as a consultant for the Company beginning on the Separation Date and ending on the six-month anniversary thereof (the “Consulting Term”). During the Consulting Term, Mr. Rice will assist the Company’s senior leadership team with certain projects as determined by mutual agreement between Mr. Rice and the Company’s Chief Executive Officer (the “Consulting Services”). As consideration for the Consulting Services, the Company will pay Mr. Rice a consulting fee of $25,000 per month during the Consulting Term. In addition, Mr. Rice will receive the following: (i) a lump sum payment equal to 12 months’ of his base salary at the rate in effect on the Separation Date; (ii) 12 months of medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the Separation Date; (iii) a lump sum tax gross up payment with respect to such COBRA premiums; (iv) a lump sum payment in an amount equal to the payout of his accrued unused vacation; and (v) full vesting of all unvested equity awards (collectively, the “Severance Benefits”). Further, in the event of a “Change in Control” (as defined in the Amended Executive Employment Agreement, dated as of December 1, 2020, by and between the Company and Mr. Rice (the “Rice Employment Agreement”)) of the Company during the Consulting Term, the Company will also pay Mr. Rice (a) a lump sum payment equal to (i) 24 months’ of his base salary at the rate in effect on the Separation Date, plus (ii) 100% of any incentive cash and/or stock bonus opportunity for the year in which such termination occurs, plus (iii) the cost of 24 months of medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the Separation Date, plus (iv) a tax gross up payment with respect to such premiums, minus (b) the amounts set forth in clauses (i) through (iii) of the Severance Benefits, subject to his execution and nonrevocation of a release of claims in favor of the Company. The Company and Mr. Rice can each terminate the Consulting Term for convenience upon 30 days’ prior written notice to the other party.

The foregoing description of the terms of the Rice Consulting Agreement is not complete and is qualified in its entirety by reference to the terms of the Rice Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Roderick de Greef as President, Chief Executive Officer and Chairman

On October 19, 2023, the Board appointed Roderick de Greef as the President and Chief Executive Officer of the Company (Principal Executive Officer) and Chairman of the Board, effective immediately. Mr. de Greef, age 62, has been a director of the Company since January 4, 2023 and served as President and Chief Operating Officer of the Company from November 2021 until he retired on January 3, 2023. Previously, Mr. de Greef served as Chief Financial Officer of the Company from May 2016 to November 2021, and Chief Operating Officer of the Company from December 2019 to May 2021.

There are no arrangements between Mr. de Greef and any other persons pursuant to which he will be appointed to serve as the Company’s Chief Executive Officer and Chairman of the Board. There are no family relationships between Mr. de Greef and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. de Greef’s appointment as Chief Executive Officer, on October 19, 2023, the Company and Mr. de Greef entered into an Employment Agreement (the “de Greef Employment Agreement”). Pursuant to the Agreement, Mr. de Greef is currently employed at-will, and the de Greef Employment Agreement is not for a definite time period, but rather, will continue until terminated in accordance with its terms. Mr. de Greef will earn an initial base salary of $744,450 per annum, which will be reviewed periodically by the Board and may be adjusted in the sole discretion of the Board, but will not be reduced unless a material adverse change in the financial condition or operations of the Company has occurred or Mr. de Greef’s responsibilities are altered to reflect less responsibility. In addition, beginning in the 2024 fiscal year, the Board may also approve payment of a performance bonus to Mr. de Greef, with a target amount of 100% of Mr. de Greef’s base salary. Mr. de Greef was also granted 394,856 restricted stock units under the Company’s 2023 Omnibus Performance Incentive Plan, which will vest in equal annual installments so long as Mr. de Greef remains employed by the Company through such date, provided that all unvested shares as of January 1, 2027 shall fully vest. The de Greef Employment Agreement entitles him to participate in all employee benefit programs established by the Company that are applicable to management personnel. The Company will also reimburse Mr. de Greef up to $75,000 per year for travel and lodging expenses related to his work at the Company’s corporate headquarters, and will make a tax gross up payment with respect to such reimbursed amounts. In addition, upon termination of his employment by the Company without “Cause” (other than by reason of death or disability) or his resignation for “Good Reason” (each as defined in the de Greef Employment Agreement), Mr. de Greef will receive the following severance payments: (i) his base salary through the date of termination, including unused vacation time and expenses, (ii) a lump sum severance payment equal to 12 months’ base salary and (iii) an amount equal to the cost of 12 months of medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums. Such payments and benefits will be subject to Mr. de Greef’s execution and non-revocation of a release of claims in favor of the Company. If Mr. de Greef’s employment is terminated by the Company upon, or within twelve months following, a “Change in Control” (as defined in the de Greef Employment Agreement”), Mr. de Greef will, instead of the severance benefits just described, be entitled to (i) his base salary through the date of termination, including unused vacation time and expenses, (ii) a lump sum severance payment equal to 24 months’ salary, (iii) 100% of any incentive cash and/or stock bonus opportunity for the year in which the Change in Control occurs, (iv) an amount equal to the cost of 24 months of medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums and (v) full vesting of all unvested equity awards. The benefits in clauses (i) through (iv) of the preceding sentence will be subject to Mr. de Greef’s execution and non-revocation of a release of claims in favor of the Company. The de Greef Employment Agreement contains a covenant not to compete with the Company or solicit the Company’s employees, customers or suppliers for a period of one year after the date of termination.

The foregoing description of the de Greef Employment Agreement is not complete and is qualified in its entirety by reference to the terms of the de Greef Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Separation, Release of Claims and Consulting Agreement by and between the Company and Michael Rice, dated October 19, 2023.
10.2	Executive Employment Agreement by and between the Company and Roderick de Greef, dated October 19, 2023.
99.1	Press Release of BioLife Solutions, Inc., dated October 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: October 23, 2023	By:	/s/ Troy Wichterman
Name: Troy Wichterman
Title: Chief Financial Officer